Exhibit 99.2

Purple Innovation Announces CEO Departure

Alpine, Utah, March 15, 2018 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort technology company known for creating the “World’s First No Pressure ™ Mattress,” today announced that Sam Bernards has stepped down as Chief Executive Officer in order to pursue other opportunities. Terry Pearce, Co-Founder and Chairman of the board of directors, will serve as interim CEO until a permanent replacement is found by the board with the assistance of an executive search firm.

“On behalf of the entire board, I want to thank Sam for his numerous contributions to Purple’s recent success,” said Pearce. “Under Sam’s leadership, we dramatically expanded our sales, operations and brand awareness, strengthened our executive team, and completed our transition to a public company. With Sam’s help we have built a strong foundation for future growth and we believe that the organization is well positioned to continue executing our strategic plans as we look for a new CEO to lead Purple through the next phase of its dynamic evolution as a public company.”

About Purple

Purple is a comfort technology company that designs and manufactures products to improve how people sleep, sit, and stand.  It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer technology designed to improve comfort.  The Company markets and sells its products through its direct-to-consumer online channel, traditional retail partners, and third party online retailers.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about our expectations about the future growth of the Company.  Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Alecia Pulman/Kate Kohlbrenner, ICR
purplePR@icrinc.com

646-277-1200

Purple Innovation, Inc.
For information regarding Purple products, please contact:
Savannah Turk
Director of Purple Communications
savannah@purple.com